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                                                                      EXHIBIT 11




                              EQUITRAC CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                   (in thousands, except earnings per share)



                                        THREE MONTHS ENDED MAY 31,
                                       ----------------------------
                                           1996           1995
                                       -----------    -----------
Weighted average number of common
   shares outstanding                      3,391          3,699

Common share equivalents arising
   from dilutive options                     125             64
                                          ------         ------

                                           3,516          3,763
                                          ======         ======

Earnings per share                        $ 0.16         $ 0.12
                                          ======         ======
